As filed with the Securities and Exchange Commission on September 6, 2001

Registration Statement No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DELPHI AUTOMOTIVE SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	38-3430473
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5725 Delphi Drive
Troy, Michigan 48098
(Address of Principal Executive Offices)

Delphi Personal Savings Plan for Hourly Rate Employees in the United States
(Full title of the plan)

Alan S. Dawes, Chief Financial Officer and Executive Vice President
Delphi Automotive Systems Corporation
5725 Delphi Drive, Troy, Michigan 48098
(Name and address of agent for service)

(248) 813-2000 (Telephone number, including area code)

CALCULATION OF REGISTRATION FEE
REGISTRATION OF ADDITIONAL SECURITIES
INCORPORATION OF EARLIER REGISTRATION STATEMENTS BY REFERENCE
SIGNATURES
INDEX TO EXHIBITS
Opinion of Diane L Kaye, Esq.
Consent of Independent Auditors

CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum	Proposed
		Aggregate	Maximum	Amount of
Title of Securities to	Amount to be	Offering price	Aggregate	Registration fee
be registered	registered (1) (2)	Per share (2)	Offering price (2)	(2)

Common Stock

($0.01 par value)	6,000,000 shares	$14.84	$89,040,000	$22,260

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“the Act”), this registration statement also registers such indeterminate number of additional shares as may become issuable under the plan in connection with stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416 (c) under the Act, this registration statement registers an indeterminate number of interests to be offered or sold pursuant to the plan.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1). The price is based on the average of the highest and lowest prices for the Common Stock as reported on the New York Stock Exchange on August 31, 2001.

REGISTRATION OF ADDITIONAL SECURITIES

INCORPORATION OF EARLIER REGISTRATION STATEMENTS BY REFERENCE

     Delphi Automotive Systems Corporation (“Delphi”) and the Delphi Personal Savings Plan for Hourly Rate Employees in the United States (the “Plan”) hereby incorporate by reference into this registration statement the contents of the Registration Statements on Form S-8 filed on behalf of Delphi and the Plan on May 20, 1999 (File No. 333-78895) and on March 15, 2000 (File No. 333-32552).

Item 8. Exhibits

     Delphi has submitted or will submit the Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, as of September 5, 2001.

DELPHI AUTOMOTIVE SYSTEMS CORPORATION (Registrant)

By: /s/ J.T. BATTENBERG III (J.T. Battenberg III, Chairman of the Board of Directors, Chief Executive Officer and President)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 5, 2001 by the following persons in the capacities indicated.

Signature	Title

/s/ J.T. BATTENBERG III (J.T. Battenberg III)	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ ALAN S. DAWES (Alan S. Dawes)	Director, Chief Financial Officer and Executive Vice President (Principal Financial Officer)

* (Donald L. Runkle)	Director, Executive Vice President and President of Dynamics & Propulsion Sector

/s/ PAUL R. FREE (Paul R. Free)	Chief Accounting Officer and Controller (Principal Accounting Officer)

* (Thomas H. Wyman)	Director (Lead Independent Director)

SIGNATURES (CONCLUDED)

* (Virgis W. Colbert)	Director

* (Dr. Bernd Gottschalk)	Director

* (Shoichiro Irimajiri)	Director

* (Susan A. McLaughlin)	Director

* (Oscar de Paula Bernardes Neto)	Director

* (John D. Opie)	Director

* (Roger S. Penske)	Director

/s/ PATRICIA C. SUELTZ (Patricia C. Sueltz)	Director

/s/ ROBERT H. BRUST (Robert H. Brust)	Director

*	J.T. Battenberg III, pursuant to a Power of Attorney executed by each of the directors noted above and included on page 3 of the Corporation’s registration statement on Form S-8 filed March 15, 2000 (Registration No. 333-32552), by signing his name hereto, does hereby sign and execute this Registration Statement as attorney-in-fact on behalf of each of the persons noted above, in the capacities indicated.

/s/ J.T. BATTENBERG III (J.T. Battenberg III)

     Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned thereunto duly authorized, in the City of Troy, State of Michigan, as of September 5, 2001.

DELPHI PERSONAL SAVINGS PLAN FOR HOURLY RATE EMPLOYEES IN THE UNITED STATES

/s/ MICHAEL S. FLIGSTEIN Michael S. Fligstein for Plan Administrator

INDEX TO EXHIBITS

Exhibit
Number		Page No.

5 (a)	Opinion of Diane L. Kaye, Esq., Assistant General Counsel and Secretary of the Company, in respect to the legality of the securities to be registered hereunder	6

23 (a)	Consent of Independent Auditors – Deloitte & Touche LLP	7

23 (b)	Consent of Diane L. Kaye, Esq., Assistant General Counsel and Secretary of the Company (Included in Exhibit 5 (a) above)	n/a

24	Power of Attorney (filed with the Company’s registration statement on Form S-8 on March 15, 2000)	n/a

5